EXHIBIT 10.3

CONSOLIDATED, AMENDED AND RESTATED SENIOR PROMISSORY NOTE

THIS CONSOLIDATED, AMENDED AND RESTATED SENIOR PROMISSORY NOTE, is made and entered into as of December 31, 2020, by Laredo Oil, Inc., a Delaware corporation (“Borrower”), for the benefit of Alleghany Corporation, a Delaware corporation (“Lender”).

WHEREAS, Lender is the holder of those certain promissory notes as more fully described on Exhibit A hereto (collectively, the “Existing Notes”) in the aggregate principal amount (including accrued and unpaid interest under such Existing Notes through the date hereof) of Six Hundred Thirty-One Thousand Four Hundred Thirty-Four Dollars ($631,434.00), which Existing Notes were assigned to Lender by Alleghany Capital Corporation, a Delaware corporation that is a wholly-owned subsidiary of Lender (“ACC”);

WHEREAS, Borrower and Lender are parties to that certain Securities Purchase Agreement, dated as of December 31, 2020 (the “Purchase Agreement”), by and among Lender, Stranded Oil Resources Corporation, a Delaware corporation (“Company”), SORC Holdings LLC, a Delaware limited liability company (“Buyer”), and Borrower;

WHEREAS, it is a condition to the closing of the Purchase Agreement that the documents evidencing the Laredo Debt (as defined in the Purchase Agreement) be amended to give effect to the terms set forth in Section 5.16 of the Purchase Agreement and, therefore, (i) Borrower, the Company and Lender have entered into that certain Security Agreement dated as of the date hereof, by and among Borrower, the Company in its capacity as grantor and Lender in its capacity as secured party (the “Security Agreement”), and (ii) Borrower and Lender have agreed to consolidate the Existing Notes and the indebtedness evidenced thereby to form a single note evidencing a principal indebtedness of Six Hundred Thirty-One Thousand Four Hundred Thirty-Four Dollars ($631,434.00), and to modify and restate the Existing Notes, as so consolidated, on the terms hereinafter set forth; and

WHEREAS, as affiliates of Borrower and parties to the Purchase Agreement, the Company and Buyer will benefit from the consolidation, amendment and restatement of the Existing Notes, on the terms hereinafter set forth (which benefits are hereby acknowledged);

NOW, THEREFORE, Borrower and Lender hereby consolidate the Existing Notes and the indebtedness evidenced thereby to form a single note evidencing a principal indebtedness in the amount of Six Hundred Thirty-One Thousand Four Hundred Thirty-Four Dollars ($631,434.00), and hereby modify and restate the terms of the Existing Notes as so consolidated, in their entirety, as follows, beginning on the following page (the terms of this Note controlling and superseding the terms of the Existing Notes):

[Remainder of page left intentionally blank.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO LAREDO OIL, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

$631,434.00.00	As of December 31, 2020

FOR VALUE RECEIVED, the receipt and adequacy of which is hereby acknowledged by the undersigned, Borrower does hereby promise to pay to the order of Lender, at 1411 Broadway, 34th Floor, New York, NY 10018, or at such other place as may be designated from time to time in writing by Lender, Six Hundred Thirty-One Thousand Four Hundred Thirty-Four Dollars ($631,434.00) (the “Outstanding Principal Sum”), plus interest thereon as provided for herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

This Consolidated, Amended and Restated Senior Promissory (this “Note”) consolidates, amends and restates in their entirety the terms and provisions of the Existing Notes. Lender agrees to mark the Existing Notes cancelled and return the originals thereof to the Borrower as soon as practical after Lender’s receipt of this Note duly executed by Borrower.

1.       Interest.

(a)       Note Rate. Interest shall accrue on the Outstanding Principal Sum of this Note from January 1, 2022 to the date such Outstanding Principal Sum is paid in full, at the rate of five percent (5%) per annum (referred to herein as the “Note Rate”).

(b)       Default Rate. Upon the occurrence of an “Event of Default” (as defined in Paragraph 5 below), and so long as such Event of Default shall continue, the Outstanding Principal Sum together with all unpaid interest accrued thereon shall bear interest at an annual rate (the “Default Rate”) equal to the then applicable Note Rate plus three percent (3%) per annum.

2.       Payments.

(a)      The Outstanding Principal Sum (together with all accrued and unpaid interest thereon) shall be all due and payable on the Maturity Date set forth in Paragraph 3 below.

(b)      Notwithstanding the foregoing, (i) all amounts received by Borrower after the date of this Note from the issuance or sale of shares of the capital stock of Borrower (referred to herein as “Equity Sale Proceeds”) and (ii) all amounts received by Company, Buyer and/or Borrower after the Closing (as defined in the Purchase Agreement) from the sale of the Fredonia equipment listed on Schedule 5.16 to the Purchase Agreement, shall be used and applied as follows: (1) first, to pay all accrued and unpaid interest under this Note; (2) second, to pay the Outstanding Principal Sum under this Note; and (3) third, following the repayment of all accrued and unpaid interest under the Note and the Outstanding Principal Sum, as set forth in Section 5.16 of the Purchase Agreement.

3.       Maturity Date.

(a)      The entire Outstanding Principal Sum, and all accrued and unpaid interest thereon, shall be all due and payable on the date which is the earlier of (a) June 30, 2022 or (b) the Accelerated Maturity Date (as defined in Paragraph 6 below).

(b)      The actual date on which the entire Outstanding Principal Sum is all due and payable under this Section 3 shall be referred to herein as the “Maturity Date”.

4.       Contingent Subordination. If Borrower is notified by IBERIABANK (“PPP Lender”) that Borrower is in default under that certain Note dated as of April 28, 2020, issued by Borrower in favor of PPP Lender (the “PPP Note”) because, in PPP Lender’s determination, the consummation of the transactions contemplated by the Purchase Agreement has resulted in a material adverse change in the financial condition or business operation of the Borrower that materially affects Borrower’s ability to pay its obligations under the PPP Note, then, provided that PPP Lender has determined that subordinating the payments due under this Note to the payments due under the PPP Note would cure any such default (and upon the receipt by Lender of evidence of such determination by PPP Lender), Lender agrees to (a) subordinate the payments due under this Note to the payments due under the PPP Note and (b) execute and deliver such documents with respect to the subordination of the payments due under this Note as may be reasonably requested by PPP Lender.

5.       Not Revolving Line of Credit. None of the Loans (as defined in Exhibit A hereto) constitutes a revolving credit and when any repayment is made, whether in part or in full, of the Outstanding Principal Sum, such Outstanding Principal Sum may not be re-borrowed.

6.       Events of Default. The occurrence of any one or more of the following events with respect to the Borrower shall constitute an event of default hereunder (each an “Event of Default”):

(a)       Borrower fails to make any payment of principal or interest when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, under this Note and does not cure such failure within five (5) days after such failure;

(b)      Borrower fails to perform or otherwise breaches any covenant contained in the Loan Agreements (as defined in Exhibit A hereto) or this Note and, if such failure or breach is capable of being cured, does not cure such failure or breach within ten (10) days after written notice of such failure is given to Borrower by Lender;

(c)      Any representation or warranty made to Lender by Borrower in either of the Loan Agreements is or becomes false, inaccurate or misleading in any material respect as of the date of such Loan Agreement or as of the date hereof;

(d)       Borrower breaches or violates any provisions of any other written agreement entered into with Lender, including, without limitation, the Security Agreement and the Purchase Agreement;

(e)       Borrower files a petition in bankruptcy or for any form of debtor relief under any present or future law relating to bankruptcy or debtor relief; or such a filing or petition is filed against Borrower and Borrower either consents to or does not oppose such filing or petition, or such petition is not dismissed within sixty (60) days after filing; or Borrower consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of Borrower or for any part of Borrower’s property; or Borrower makes an assignment for the benefit of its creditors.

7.       Remedies. Upon the occurrence of any Event of Default, Lender shall be entitled to exercise one or more of the following remedies:

(a)       Declare by written notice to the Borrower, the then entire Outstanding Principal Sum, together with accrued interest thereon, immediately due and payable without presentment or demand for payment, protest or other notices or demands of any kind (all of which are hereby expressly waived by Borrower), on the date specified in such written notice to the Borrower, which date (the “Accelerated Maturity Date”) shall be no earlier than the fifth (5th) day following the date of such notice.

(b)       In addition, Lender shall be entitled to exercise any and all such other rights and remedies as the Lender may have under law or in equity.

(c)       All of Lender’s rights and remedies in connection with this Note or under applicable law or at equity shall be cumulative, and Lender’s exercise of any one or more of those remedies shall not constitute an election of remedies.

8.       Interest Computation. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty-five (365) and the numerator of which is the actual number of days in the month of such adjustment.

9.       Principal Prepayments. Borrower shall have the right to prepay this Note, in whole or in part, at any time without penalty.

10.     Right to Make Notations. The holder of this Note is hereby authorized to record the date of funding of the Loans under each of the Loan Agreements, the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on schedules to be annexed to and constituting a part of this Note (or record such information by any analogous method the holder hereof may elect consistent with its customary practices) and any such recordation shall constitute prima facie evidence, absent manifest error, of the accuracy of the information so recorded; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of Borrower under this Note.

11.    Delay in Enforcement. If Lender delays in exercising or failing to exercise any of their respective rights under this Note, that delay or failure shall not constitute a waiver of any of Lender’s rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

12.    Assignment. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Lender; provided, however, that Borrower may not assign this Note or assign or delegate any of its rights or obligations under this Note.

13.    Usury Laws. Borrower and Lender intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is Borrower’s and Lender’s express intention that Borrower not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower), and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest a mount otherwise due under this Note.

14.    Unconditional Liability; No Offsets. Borrower promises absolutely and unconditionally to pay the indebtedness evidenced hereby, in accordance with the terms and conditions set forth in this Note, without offset or counterclaim.

15.    Governing Law and Waivers. This Note shall be governed by the laws of the State of New York. The Borrower hereby waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of nonpayment; notice of costs, expenses or losses and interest thereon; and notice of interest on interest and late charges.

16.    Business Days; Application of Payments. Whenever any payment on this Note shall be stated to be due on a day that is not a business day, such payment shall instead be made on the next succeeding business day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment hereunder shall be credited first to accrued and unpaid interest then due and the remainder of such payment shall be credited to principal.

17.    Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for purposes of any action, lawsuit or other proceeding arising out of or relating to this Note and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Note in any suit, action or proceeding by the mailing of a copy thereof to the applicable party.

18.    Attorneys’ Fees. If any attorney is engaged by Lender to enforce or defend any provision of this Note, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

[End of Text. Signature Page Follows.]

[Signature Page for Consolidated, Amended and Restated Senior Promissory Note]

IN WITNESS WHEREOF, the undersigned, by its duly authorized and acting executive officer, has executed this Consolidated, Amended and Restated Senior Promissory Note effective as of the date first set forth above.

BORROWER:

LAREDO OIL, INC.,
a Delaware corporation

By:	/s/ Mark See
Name: Mark See
Title: CEO

Acknowledged and agreed, with respect to Section 2(b) hereof:

COMPANY:

STRANDED OIL RESOURCES CORPORATION,
a Delaware corporation

By:	/s/ Mark See
Name: Mark See
Title: CEO

BUYER:

SORC HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Mark See
Name: Mark See
Title: CEO

EXHIBIT A

Existing Notes

1.	Senior Promissory Note (Eighth Amended and Restated) made by Borrower in favor of ACC dated April 6, 2011 (“2011 Eighth Amended Note”), which amended, restated and superseded in its entirety that certain Senior Promissory Note (Seventh Amended and Restated) dated April 6, 2011 (“2011 Seventh Amended Note”), that certain Senior Promissory Note (Sixth Amended and Restated) dated April 6, 2011 (“2011 Sixth Amended Note”), that certain Senior Promissory Note (Fifth Amended and Restated) dated April 6, 2011 (“2011 Fifth Amended Note”), that certain Senior Promissory Note (Fourth Amended and Restated) dated April 6, 2011 (“2011 Fourth Amended Note”), that certain Senior Promissory Note (Third Amended and Restated) dated April 6, 2011 (“2011 Third Amended Note”), that certain Senior Promissory Note (Second Amended and Restated) dated April 6, 2011 (“2011 Second Amended Note”), that certain Senior Promissory Note (Amended and Restated) dated April 6, 2011 (“2011 First Amended Note”) and that certain Senior Promissory Note dated April 6, 2011 (“2011 Note”’) executed and delivered in connection with ACC’s undertaking to fund to Borrower (the “2011 Loan”) the sum of One Hundred Thousand Dollars ($100,000.00) (“2011 Loan Amount”) pursuant and subject to the terms and conditions of that certain Loan Agreement of even date therewith between Borrower and ACC (the “2011 Loan Agreement”).

2.	Senior Promissory Note (Eighth Amended and Restated) made by Borrower in favor of ACC dated November 22, 2010 (the “2010 Eighth Amended Note”), which amended, restated and superseded in its entirety that certain Senior Promissory Note (Seventh Amended and Restated) dated November 22, 2010 (“2010 Seventh Amended Note”), that certain Senior Promissory Note (Sixth Amended and Restated) dated November 22, 2010 (“2010 Sixth Amended Note”), that certain Senior Promissory Note (Fifth .Amended and Restated) dated November 22, 2010 (“2010 Fifth Amended Note”), that certain Senior Promissory Note (Fourth Amended and Restated) dated November 22, 2010 (“2010 Fourth Amended Note”), that certain Senior Promissory Note (Third Amended and Restated) dated November 22, 2010 (“2010 Third Amended Note”), that certain Senior Promissory Note (Second Amended and Restated) dated November 22, 2010 (“2010 Second Amended Note”), that certain Senior Promissory Note (Amended and Restated) dated November 22, 2010 (“2010 First Amended Note”), and that certain Senior Promissory Note dated November 22, 2010 (“2010 Note”) executed and delivered in connection with ACC’s undertaking to fund to Borrower, in two installments (collectively, the “2010 Loans”, and together with the 2011 Loans, the “Loans”) in an aggregate maximum principal amount up to Two Hundred and Fifty Thousand Dollars ($250,000.00) (“2010 Maximum Loan Amount”) pursuant and subject to the terms and conditions of that certain Loan Agreement of even date therewith between Borrower and ACC (the “2010 Loan Agreement”, and together with the 2011 Loan Agreement, the “Loan Agreements”).